___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9864 E Grand River, Ste 110-301, Brighton, Michigan		48116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 891-1838

Jasper Explorations, Inc.

9012-100 St.

____________________Westlock, Alberta, T7P 2L4_____________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2012, Robert Denman resigned from the Board and as an officer of the Company. Mr. Denman has been the sole member of the Board and the Company’s Chief Executive Officer, President, and Secretary since the Company’s inception on December 18, 2008.

Also on December 31, 2012, James P. Foran was appointed to the Board. Mr. Foran was also appointed as the Company’s President, Chief Executive Officer, and Secretary. A summary of the background and business experience of Mr. Foran is as follows:

James P. Foran. In addition to his service as the Chief Executive Officer and Director of the Company, Mr. Foran, age 53, is a director and the Chief Executive Officer for Continental Industrial Services since 1999, a company that specializes in mechanical installation and maintenance of water and waste treatment facilities. Mr. Foran is also the Senior Project Manager for the Detroit Incinerator Rehabilitation since November 2010, renovation of one of the world’s largest incineration complex’s. Mr. Foran has more than twenty years of experience at managing personnel and projects in the Heavy Civil Engineering Construction field. His involvement has included a diverse background in multiple management areas: establishing budgets, schedules, project management, mechanical process, monitoring and coordination, and extensive personnel management experience. He has experience in the design and construction of industrial facilities and processes for chemical and municipal customers. Mr. Foran has a Juris Doctorate degree from the University of Detroit School of Law, and a Bachelor's degree in English Literature and Communications. Mr. Foran is currently licensed to practice law in Michigan..

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On January 3, 2013, the Board and holders of a majority of the voting rights of the outstanding capital stock of JPX Global, Inc. (the “Company”) approved a restatement of the Company’s Articles of Incorporation.  The purpose of the restatement of the Articles of Incorporation was to;

(i)     Create a class of Preferred Stock and authorize 40,000,000 shares, and increase the number of authorized shares of Common Stock to 500,000,000.

(ii)   Designate to the Board the responsibility to define with respect to the Preferred Stock , the powers, preferences, rights, and restrictions thereof.

(iii) Change the name of the Company from “Jasper Explorations, Inc.” to “JPX Global, Inc.”.

Also on January 3, 2013, the Company amended and restated its Bylaws, providing for a change in the Company’s name from “Jasper Explorations, Inc.” to “JPX Global, Inc.” The amended and restated Bylaws of the Company are attached as an Exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Articles of Incorporation of JPX Global, Inc.

3.2 Amended and Restated Bylaws of JPX Global, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

Date: January 9, 2013	By:	/s/ James P. Foran
James P. Foran Chief Executive Officer